                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   August 7, 2001
                                                  -----------------

                        Team Communications Group, Inc.
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             (Exact name of registrant as specified in its charter)

        California                     000-23307               95-4519215
        ----------                     ---------               ----------
(State or other jurisdiction          (Commission           (I.R.S. Employer
     of incorporation)                File Number)          Identification No.)


          11818 Wilshire Boulevard
          Los Angeles, California                         90025
          ------------------------                        -----
     (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (310) 312-4400


                                      None
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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                           CURRENT REPORT ON FORM 8-K
                        TEAM COMMUNICATIONS GROUP, INC.

                                August 7, 2001

Item 9.  Regulation FD Disclosure.
         ------------------------

A.  Private Placement

  In June 2001, Team Communications Group, Inc. (the "Company"), the registrant herein, completed a private offering of its securities comprised of: (a) $1,045,000 in 8% convertible notes due May 30, 2002, which notes are convertible into shares of the Company's common stock; (b) common stock purchase warrants, exercisable until May 30, 2006, to purchase an aggregate of 1,314,664 shares of the Company's common stock at an exercise price of $1.56 per share, payable in cash; and (c) 30,000 shares of the Company's common stock issued to certain finders. Under the terms of the Company's agreement with the purchasers of these securities, the Company agreed to register a number of shares of its common stock necessary to cover shares issuable upon conversion of the notes, shares issuable upon exercise of the warrants and the 30,000 shares issued to the finders. The Company expects to file a registration statement with the Securities and Exchange Commission in August 2001 to register approximately 5,536,564 shares of its common stock to satisfy its obligations to the investors in the private offering transaction.

  In order to comply with a Nasdaq marketplace rule, under the terms of the Company's agreements with the holders of the notes, unless the Company obtains approval and ratification of all of the terms of the sale of the notes and warrants by the holders of at least a majority of the Company's outstanding shares of common stock, the holders of the notes may not convert their notes into shares of common stock representing more than approximately 2,880,000 shares, or less than 20% of the Company's outstanding shares at the time of the sale of the notes. The Company intends to seek stockholder approval and ratification of this private placement transaction at the Company's annual meeting currently scheduled for September 10, 2001. If the stockholders do not ratify the terms of the private offering transaction, the Company's only obligation would be to retire any unconverted notes at maturity at 100% of their outstanding principal amount, plus accrued interest thereon.

  The Company's board of directors believes that the private offering transaction described above is in the best interests of the Company and that of its stockholders.


B.  Equity Line of Credit Agreement

  On June 20, 2001, the Company entered into an equity line of credit agreement (the "Equity Line") with Refco Capital Markets Ltd. Under the terms of the Equity Line, the Company has the right (but not the obligation) under certain conditions to sell a minimum of $100,000 per month of its common stock to such purchaser at formula prices based on 85% of the prevailing average per share trading price of the Company's common stock. In view of the currently low price levels at which the Company's common stock trades, the Company does not presently intend to use the Equity Line. Pursuant to its agreement with Refco Capital Markets Ltd., the Company will file a the registration statement to register 6,000,000 shares of the Company's common stock for future issuance under the Equity Line . In consideration for its purchase commitment under the Equity Line, on June 20, 2001 the Company agreed to issue to Refco Capital Markets Ltd. warrants, exercisable until June 20, 2006, entitling the holder to purchase an aggregate of 750,000 shares of the Company common stock at an exercise price per share of $1.56.

Item 7.  Exhibits.
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Exhibit No.         Description
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4.38                Form of Subscription Agreement dated May 30, 2001, by and
                    between the Team Communications Group, Inc. and the following investors: Alpha Capital Aktiengesellschaft; AMRO International, S.A.; Refco Capital Markets Ltd.; The Robert and Ellen Duetschman Family Trust; Ocean Marketing, Inc.; John Hall Coleman; ARAB Commercial Bank Limited; Daniel Van Vlasselaer; Greffroy Del Marmol; Sybille Van Zuylen; and Libra Finance, S.A.

4.39 Form of Security Agreement used in connection with the private placement transaction which closed in June 2001.

4.40 Form of Convertible Note dated on or about May 30, 2001 by and between Team Communications and the Investors in the private offering transaction which closed in June 2001.

4.41 Form of Common Stock Purchase Warrant dated on or about May 30, 2001 by and between Team Communications and the Investors in the private offering transaction which closed in June 2001.

4.42 Form of Equity Credit Line Agreement, dated June 20, 2001 by and between Team Communications Group and Refco Capital Markets Ltd..


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 7, 2000


                              TEAM COMMUNICATIONS GROUP, INC.

                              By:  /s/ Michael Jay Solomon
                                   -----------------------
                                   Michael Jay Solomon
                                   Chairman and Chief Executive Officer



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